UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011 (April 14, 2011)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2010, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) board of directors approved amendments to NASDAQ OMX’s By-Laws that took effect on April 14, 2011 following SEC approval and upon the filing and immediate effectiveness of various subsidiary filings. The By-Law amendments: (i) change the name of the Nominating Committee of the NASDAQ OMX board of directors to the Nominating & Governance Committee; (ii) amend the name of a subsidiary, NASDAQ OMX PHLX, from “NASDAQ OMX PHLX, Inc.” to “NASDAQ OMX PHLX LLC” to reflect a recent conversion from a Delaware corporation to a Delaware limited liability company; and (iii) clarify in By-Law Article IV, Section 4.4 that broker nonvotes are not counted as a vote either “for” or “against” a director. The text of the amended and restated By-Laws is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.2	By-Laws of The NASDAQ OMX Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

Dated: April 20, 2011	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel